Exhibit 99.1

INmune Bio, Inc. Announces Lead Drug Candidate XPro1595 Receives Chemical Drug Name pegipanermin from USAN

LA JOLLA, Calif, June 02, 2021 (GLOBE NEWSWIRE) -- -- INmune Bio, Inc. (NASDAQ: INMB) (the, “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, announced today that the United States Adopted Name Council (USAN) has adopted the name “Pegipanermin” for its lead clinical candidate, XPro1595.

“We are pleased that USAN has approved pegipanermin as the generic name for XPro1595,” stated RJ Tesi, MD, Chief Executive Officer of INmune Bio. “Applying for and receiving a generic drug name is a necessary step in the drug development process that reflects that a program has matured beyond the experimental stage to the development stage with a potential path to market. In the near term, we will be evaluating pegipanermin as a potential treatment for Alzheimer’s disease and treatment resistant depression. We look forward to advancing this novel compound into Phase 2 studies in two CNS indications later this year.”

INmune reported positive Phase 1b Alzheimer’s data in January 2021 demonstrating that XPro1595 decreased neuroinflammation and neurodegeneration biomarkers in patients with mild to moderate Alzheimer’s. The company is planning to initiate two Phase 2 clinical trials of XPro1595, in Alzheimer’s and Treatment Resistant Depression, in 2021.

About XPro1595 (Pegipanermin)

XPro1595 is a next-generation inhibitor of tumor necrosis factor (TNF) that uses a dominant-negativeTNF technology that is very different from approved TNF inhibitors that block the effects of both soluble and trans-membrane TNF. Pegipanermin neutralizes soluble TNF, without affecting trans-membrane TNF or TNF receptors. XPro1595 could have substantial beneficial effects in patients with Alzheimer’s and other neurodegenerative diseases by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms. The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is currently being developed for COVID-19 complications (Quellor™), cancer (INB03™), Alzheimer’s and Treatment Resistant Depression (XPro1595), and NASH (LIVNate™). The Natural Killer Cell Priming Platform includes INKmune™ aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

Information about Forward-Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, Quellor™, XPro1595, LIVNate™, and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved and there cannot be any assurance that they will be approved or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:
David Moss, CFO
(858) 964-3720
DMoss@INmuneBio.com

Investor Contact:
Chuck Padala
LifeSci Advisors
(646) 627-8390
chuck@lifesciadvisors.com

Media Contact:
Michael Tattory
LifeSci Communications
609-802-6265
mtattory@lifescicomms.com